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                                                                      EXHIBIT 24


                               Power of Attorney
               Reports Under the Securities Exchange Act of 1934


                                                                  March 13, 1997


                 KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of The Washington Post Company, a Delaware corporation (hereinafter called the "Company"), hereby constitutes and appoints DONALD E. GRAHAM, ALAN G. SPOON, KATHARINE GRAHAM and JOHN B. MORSE, JR., and each of them, his or her true and lawful attorneys-in-fact and agents with full power to act without the others and with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all reports required to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                /s/ Donald E. Graham                                /s/ George J. Gillespie, III
--------------------------------------------             --------------------------------------------
 Donald E. Graham, Chairman of the                        George J. Gillespie, III, Director
 Board and Chief Executive Office
 (Principal Executive Officer)
 and Director

                 /s/ Alan G. Spoon                                       /s/ Ralph E. Gomory
--------------------------------------------             --------------------------------------------
 Alan G. Spoon, President, Chief                          Ralph E. Gomory, Director
 Operating Officer and Director

                /s/ Katharine Graham                                    /s/ Donald R. Keough
--------------------------------------------             --------------------------------------------
 Katharine Graham, Chairman of the                        Donald R. Keough, Director
 Executive Committee of the Board
 and Director

               /s/ John B. Morse, Jr.                                /s/ Barabara Scott Preiskel
--------------------------------------------             --------------------------------------------
 John B. Morse, Jr., Vice President-Finance               Barbara Scott Preiskel, Director
 (Principal Financial and Accounting Officer)

               /s/ Warren E. Buffett                                    /s/ William J. Ruane
--------------------------------------------             --------------------------------------------
 Warren E. Buffett, Director                              William J. Ruane, Director

                /s/ Daniel E. Burke                                    /s/ Richard D. Simmons
--------------------------------------------             --------------------------------------------
 Daniel E. Burke, Director                                Richard D. Simmons, Director

                 /s/ James E. Burke                                     /s/ George W. Wilson
--------------------------------------------             --------------------------------------------
 James E. Burke, Director                                 George W. Wilson, Director

                  /s/ Martin Cohen
--------------------------------------------
 Martin Cohen, Director